UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

As previously announced, on April 28, 2010, PPL Corporation (“PPL” or the “Company”) issued a press release announcing that it had entered into a Purchase and Sale Agreement, dated as of April 28, 2010, among E.ON US Investments Corp., a Delaware corporation, the Company, and E.ON AG providing for PPL to purchase (the “Acquisition”) all the member interests of E.ON U.S., LLC, the owner of Louisville Gas and Electric Company and Kentucky Utilities Company.  Concurrently, the Company announced that it had entered into a commitment letter pursuant to which Bank of America, N.A. and Credit Suisse AG committed to provide to PPL a 364-day unsecured bridge financing of up to $6.50 billion to be used (i) to fund the consideration for the Acquisition and (ii) to pay certain fees and expenses in connection with the Acquisition.

On June 9, 2010, PPL entered into the $6,500,000,000 Senior Bridge Term Loan Credit Agreement (the “Agreement”), dated as of June 9, 2010, among PPL Capital Funding, Inc., Borrower, PPL, Guarantor, the lenders from time to time party thereto and Bank of America, N.A., Administrative Agent, Credit Suisse, A.G., Syndication Agent, Wells Fargo Bank, National Association, Documentation Agent, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, Joint Lead Arrangers.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 -
$6,500,000,000 Senior Bridge Term Loan Credit Agreement, dated as of June 9, 2010, among PPL Capital Funding, Inc., Borrower, PPL, Guarantor, the lenders from time to time party thereto and Bank of America, N.A., Administrative Agent, Credit Suisse, A.G., Syndication Agent, Wells Fargo Bank, National Association, Documentation Agent, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, Joint Lead Arrangers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  June 14, 2010